Exhibit 10.12

Delta Air Lines, Inc.

Department 460

Atlanta, Georgia 30320-6001

MN Airlines, LLC

DBA Sun Country Airlines

1300 Mendota Heights Road

Mendota Heights, MN 55120

Attn: Tony Kubit

Amendment No. 4

to

Technical Services Agreement

This Amendment no. 4 (“Amendment”) to the Inventory Support & Services Agreement Between Delta Air Lines, Inc (“Delta”) and MN Airlines, LLC, (“Sun Country”) dated October 8,2003, (the “Agreement”), shall be effective as of 23rd day of May, 2008 (“Effective Date”).

WHEREAS, the parties have entered into the Agreement for the provision of certain maintenance services to Sun Country; and

WHEREAS, the parties wish to amend the Agreement to allow for adding aircraft that are not currently covered by this Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	All capitalized terms used herein but not defined shall have the meaning ascribed to them in the Agreement.

The entire Agreement is hereby amended to include the following aircraft tail numbers to be included and covered under the Agreement;

Registration	Model	Serial #	Mfg. Date	Engine Type
737-7Q8	B737-700	S/N 30674	June 2004	CFM56-7B26

The PBTH agreement for this aircraft will be for a period of 12 months commencing on May 23, 2008 thru May 23, 2009 or at the time Sun Country ceases operation of this aircraft. The parts support will be on a limited basis as agreed to by both parties and established by a mutually agreed to parts list and a PBTH rate of $98.20 per flight hour. The parts access fee will be the same as all other aircraft in the program: $7500.00 per aircraft.

2. Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 4 to be executed by their duly authorized representatives on the date first written above.

MN Airlines, LLC.		DELTA AIR LINES, INC.

By:	/s/ John Fredericksen	By:	/s/ Jack Turnbill
Name:	John Fredericksen	Name:	Jack Turnbill
Title:	VP & General counsel	Title:	Vice President of Technical Sales